AGREEMENT AND PLAN OF
REORGANIZATION


THIS AGREEMENT AND PLAN OF REORGANIZATION (hereinafter referred to as this
"Agreement"), is entered into this 19th day of January, 1996, by and among
CUSA TECHNOLOGIES, INC., a Nevada corporation ("CTI"), NEW
ADVANCED SOLUTIONS
OF NEVADA, INC., a Nevada corporation and a wholly-owned subsidiary of CTI
("NewCo"), AUTOMATED SOLUTIONS., INC., a Nevada corporation
("Solutions"),
and the shareholder of Solutions, HOWARD B. JONES III
("Shareholder"), based
on the following:

                                Premises

A.	CTI is a publicly-held corporation involved, among
other things, in the
business of providing proprietary software systems to credit unions and healthcare institutions.

B.	Solutions is a privately-held corporations involved in
the marketing and
servicing of computer software and hardware in the commercial and medical markets.

C.	NewCo is a newly formed, wholly-owned subsidiary of
CTI.

D.	Shareholder owns 97% of the issued and outstanding
shares of Solutions.

E.	The parties have agreed that Solutions will be merged
with and into
NewCo as a wholly-owned subsidiary of CTI, on the terms, and subject to the conditions, set forth in this Agreement.

F.	The acquisition of Solutions by CTI shall be effected
through the
reorganization of Solutions with NewCo, with NewCo as the surviving entity.
In connection with the transaction, the outstanding shares of common stock of
Solutions will be canceled in exchange for shares of restricted common voting stock of CTI and cash, all for the purposes of accomplishing a
"reorganization" pursuant to sections 368(a)(1)(A) and 368(a)(2)(D) of the
Code. After consummation of the transaction, NewCo shall succeed to the business, assets, and liabilities of Solutions and shall thereafter continue such business as a wholly-owned subsidiary of CTI.

G.	Shareholder also owns 40% of a company known as
Automated Solutions of
California, Inc., a California corporation, sometimes referred to as
"California", which he will sell to CTI in exchange for the consideration set forth in section 6.08.

H.	Solutions owes Tom Jordan and related entities $132,000
which shall be
paid by CTI at closing.

I.	The acquisition by CTI of Solutions and the part
ownership in California
are interdependent steps and both transactions are required to be completed in order to effectuate the acquisition.

                                 Agreement

NOW, THEREFORE, based on the stated premises, which are incorporated herein by this reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                 ARTICLE I
                                DEFINITIONS

When used herein, the following terms shall have the meanings indicated:

Section 1.01	Solutions.  Automated Solutions, Inc., is a
Nevada
corporation.

Section 1.02	Closing.  The consummation of the
transactions contemplated
by this Agreement.

Section 1.03	Closing Date.  The date on which the Closing
occurs.

Section 1.04	Code.  The Internal Revenue Code of 1986, as
amended.

Section 1.05	CTI Common Stock.  The authorized common
stock, par value
$0.001 per share, of CTI.

Section 1.06	CTI Preferred Stock.  The authorized
preferred stock, par
value $0.001 per share, of CTI.

Section 1.07	Effective Date.  The date, as defined in the
articles of
merger or plan of merger, on which the merger of Solutions with and into NewCo shall become effective in accordance with the laws of the state of organization.

Section 1.08	Exchange Act.  The Securities Exchange Act of
1934, as
amended.

Section 1.09	Exchanged CTI Stock.  The shares of CTI
Common Stock to be
issued and delivered by CTI pursuant to this Agreement in exchange for the shares of Solutions issued and outstanding on the Closing
Date in order to
consummate the merger of Solutions with and into NewCo.

Section 1.10	GAAP.  Generally accepted accounting
principles, as in
effect on the date of determination, applied on a consistent basis.

Section 1.11	SEC.  The United States Securities and
Exchange Commission.

Section 1.12	Securities Act.  The Securities Act of 1933,
as amended.

Section 1.13	Shareholder.  Howard B. Jones III.

                                  ARTICLE II
                  REPRESENTATIONS, COVENANTS, AND WARRANTIES
OF
                       SOLUTIONS AND HOWARD B. JONES III

As an inducement to, and to obtain the reliance of, CTI and NewCo, Solutions and Jones represent and warrant as follows:

Section 2.01	Organization.  Solutions is a corporation
duly organized,
validly existing, and in good standing under the laws of the state of Nevada and has the corporate power to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not so qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on the business or properties of Solutions.
 Included in the Solutions Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation and bylaws of Solutions as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of
Solutions' articles of incorporation or bylaws.

Section 2.02	Approval of Agreement.  The board of
directors and the
Shareholder have authorized the execution and delivery of this Agreement by
Solutions and have approved the consummation of the transactions contemplated hereby. Included in the Solutions Schedules is a signed copy of a consent duly adopted by the board of directors and the shareholders of Solutions evidencing such approval. Solutions has full power, authority, and legal right, and has taken all action required by law, its articles of incorporation, its bylaws, or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

Section 2.03	Authority of the Shareholder.  Except as set
forth in
Solutions Schedule 2.03, the Shareholder has the right and authority, without the prior consent of any other person or entity, to enter into this Agreement and consummate the transactions contemplated hereby. Except as set forth in
Solutions Schedule 2.03, there is no lien, encumbrance, or claim by any third person with respect to shares of Solutions held by the Shareholder.

Section 2.04	Capitalization.  The authorized
capitalization of Solutions
consists of 25,000 shares of common stock, par value $1.00 per share, of which
23,750 shares are currently issued and outstanding. 97% of the issued and outstanding stock of Solutions is held by the Shareholder. No shares of
Solutions are reserved for issuance on the exercise of warrants or the conversion of other securities, or the exercise of any other call, commitment, or right to which Solutions or the Shareholder are a party or to which they are subject. All issued and outstanding shares of Solutions are validly authorized, legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person.

Section 2.05	Subsidiaries and Predecessor.  Solutions has
no subsidiaries
or any predecessor corporation as that term is defined by generally accepted accounting principles. Solutions acquired all of the business of a sister operation in the state of Arizona pursuant to an agreement, a copy of which is attached hereto as Special Exhibit 1.

Section 2.06	Financial Statements.

(a)	Included in the Solutions Schedules are the unaudited
balance sheets of
Solutions as of December 31, 1994 and 1993, and the related unaudited statements of income and retained earnings for the years then ended, and the unaudited balance sheets as of September 30, 1995, and the unaudited statements of income and retained earnings for the year then ended.

(b)	Such financial statements have been prepared in
accordance with GAAP,
except as disclosed in the Solutions Schedules. Solutions did not have, as of the date of any of such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a combined balance sheet prepared in accordance with GAAP and all assets reflected therein present fairly the assets of Solutions, as if such statements were prepared in accordance with
GAAP. The statements of income present fairly the information required to be set forth therein as if such statements were prepared in accordance with
GAAP. Solutions maintains a standard system of accounting established and maintained in a manner permitting the preparation of financial statements in accordance with GAAP.

(c)	The books and records of Solutions and its accounting
practices are
sufficient to permit the preparation of audited financial statements for the periods subsequent to December 31, 1992, in accordance with GAAP and regulation S-B adopted under the Exchange Act. Solutions will maintain and preserve its books and records in such a fashion so as to permit the preparation of historical audited financial statements as may be required by the Exchange Act and the rules and regulations adopted thereunder. Solutions and the Shareholder will cooperate fully and assist in the preparation of any such financial statements, at the cost of CTI.

(d)	Solutions has filed all tax returns and, except as set
forth in the
Solutions Schedules, all reports as required by law. All such returns and reports are accurate and correct in all material respects. There are no income taxes currently due to the federal or state governments that have not been paid. Solutions does not have any liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet included in the Solutions
Schedules and all such dates and years and periods prior thereto and for which
Solutions may at said date have been liable in their own right or as transferee of the assets of, or as successor to, any other corporation or other entity, except for taxes accrued but not yet due and payable. None of such federal income tax returns has been audited or is currently being audited by the Internal Revenue Service. Solutions has not made any election pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation, or amortization) which would have a material adverse effect on Solutions, its financial condition, its business as presently conducted or as proposed to be conducted, or any of its properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Solutions.

(e)	The books and records, financial and otherwise, of
Solutions are in all
material respects complete and correct and have been made and maintained in accordance with sound business and bookkeeping practices and, in reasonable detail, accurately and fairly reflect the transactions involving the assets of
Solutions. Solutions has maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions have been and are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(f)	Except as set forth in the Solutions Schedules, the
latest of the
balance sheets included in the Solutions Schedules, or in the notes thereto,
Solutions (i) has good and marketable title to its accounts receivable, and other debts due or recorded in the records and books of account of Solutions, free of any security interests or liens and free of any material defenses, counterclaims, and set-offs, and all of such accounts receivable, invoices, and debts are actual and bona fide amounts due Solutions for the total dollar amount thereof shown on the books of Solutions and resulted from the regular course of its business; and (ii) the accounts receivable, invoices, and debts set forth on the Solutions balance sheets arose in the ordinary course of business and are, net of any reserves shown on the balance sheet, collectible in full in all material respects on the continuation of reasonable collection efforts by Solutions or successor personnel and without resorting to litigation and in any event not later than 180 days after the date billed.

Section 2.07	Information.  The information concerning
Solutions set forth
in this Agreement and in the Solutions Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 2.08	Options or Warrants.  Except as set forth in
the Solutions
Schedules, there are no existing warrants, calls, commitments, or other rights of any character relating to authorized and unissued
Solutions Stock or other
securities of Solutions, except options, warrants, calls, commitments, or other rights, if any, to which Solutions is not a party and by which it is not bound.

Section 2.09	Absence of Certain Changes or Events.  Except
as set forth
in this Agreement or in the Solutions Schedules, since the date of the most recent balance sheet included in the Solutions Schedules:

(a)	There has not been (i) any material adverse change in
the business,
operations, assets, or condition of Solutions or (ii) any damage, destruction, or loss to Solutions (whether or not covered by insurance) materially and adversely affecting the business, operations, assets, or condition of
Solutions;

(b)	Solutions has not (i) amended its articles of
incorporation or bylaws;
(ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Solutions; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions, (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, employee, or shareholder; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

(c)	Solutions has not (i) granted or agreed to grant any
options, warrants,
or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business;
(iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent balance sheet included in the Solutions Schedules and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights
(except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $10,000 or assets, properties, or rights disposed of in the ordinary course of business); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Solutions; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d)	Solutions has not become subject to any law or
regulation which
materially and adversely affects the business, operations, properties, assets, or condition of Solutions.

Section 2.10	Title to Personal and Real Property.

(a)	Except as disclosed in the most recent balance sheet
included in the
Solutions Schedules, Solutions has good and marketable title to all its properties, inventory, know-how, interests in properties, and assets, which are reflected in the most recent balance sheet included in the Solutions
Schedules or acquired after that date (except those sold or otherwise disposed of since such date in the ordinary course of business) or are used in
Solutions' business, free and clear of all material mortgages, security interests, royalties, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; (ii) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (iii) as described in the Solutions Schedules. All personal property held by Solutions is in a state of good maintenance and repair, excepting reasonable wear and tear, and is adequate and suitable for the purposes for which it is presently being used.

(b)	Solutions does not own any real property in fee simple.

(c)	Included in the Solutions Schedules is an accurate and
complete list of
all personal property owned by Solutions or used in its business and having a purchase price of over $10,000, together with a description of any mortgages, financing instruments, or other encumbrances to the title to such properties.
 Also included in the Solutions Schedules are copies of all leases for real and personal property to which Solutions is a party. Except as disclosed in the Solutions Schedules, each such lease is in full force and effect; all rents and additional fees due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver, indulgence, or postponement of the lessee's obligation thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition, or act, which, with the giving of notice, the lapse of time, or the happening of any further event or condition, would become a default under such lease, the occurrence of which would have a material adverse affect on Solutions. Except as set forth in the Solutions Schedules,
Solutions has not violated any of the terms or conditions under any such lease in any material respect, and all of the material covenants to be performed by any other party under any such lease have been fully performed. The property leased by Solutions is in a state of good maintenance and repair, except reasonable wear and tear, and is adequate and suitable for the purposes for which it is presently being used.

Section 2.11	Intellectual Property.  Solutions owns the
entire right,
title, and interest in and to its proprietary software listed in the Solutions
Schedules and, except as listed in the Solutions Schedules, to all of the trade secrets, technology, know-how, tradenames, trademarks, servicemarks, and other proprietary information owned by or used in connection with the business of Solutions, including all copyrights, patents, patent applications, registrations, and applications with respect thereto (collectively the
"Intellectual Property"). Except as set forth in the Solutions Schedules, such Intellectual Property is not subject to the payment of royalties or any other obligation to any other person or entity. Neither the Shareholder nor any other employee or former employee of Solutions owns, directly or indirectly, any right, title, or interest in or to the Intellectual Property.
 None of the Intellectual Property is subject to any material order, decree, judgment, stipulation, settlement, encumbrance, or attachment. Except as set forth in the Solutions Schedules, there are no pending or threatened in writing proceedings, litigation, or other adverse claims of which Solutions is aware affecting or with respect to the Intellectual Property. The
Intellectual Property does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the business of
Solutions as now being conducted and as proposed to be conducted.

Section 2.12	Litigation and Proceedings.  Except as set
forth in the
Solutions Schedules, there are no actions, suits, or proceedings pending or, to the knowledge of Solutions, threatened by or against Solutions or affecting
Solutions or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Solutions is not in material default with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

Section 2.13	Contracts.

(a)	Included in the Solutions Schedules is a description of
every contract,
agreement, distributorship, franchise, license, or other agreement, arrangement, or commitment to which Solutions is a party or by which its assets or properties are bound, which calls for the payment by Solutions of more than $2,000 a month, or $24,000 in the aggregate;

(b)	Except as described in this Agreement or in the
Solutions Schedules,
Solutions is not a party to or bound by, and the properties of Solutions are not subject to, any contract, agreement, other commitment or instrument or any charter or other corporate restriction or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as Solutions can now reasonably foresee) materially and adversely affect, the business operations, properties, assets, or financial condition of Solutions; and

(c)	Except as included or described in the Solutions
Schedules or reflected
in the most recent Solutions balance sheet, Solutions is not a party to any oral or written (i) contract for the employment of any officer, director, or employee, whose compensation is greater than $5,000 per month, which is not terminable on 30 days (or less) notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement covered by title IV of the Employee Retirement
Income Security Act, as amended; (iii) agreement, contract, or indenture relating to the borrowing of money in amounts greater than $1,000 in the aggregate; (iv) guarantee of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guarantees of obligations, which, in the aggregate do not exceed $1,000;
(v) consulting or
other similar contract with an unexpired term of more than one year or providing for payments in excess of $1,000 in the aggregate;
(vi) collective
bargaining agreement; (vii) agreement with any present or former officer or director of Solutions whose compensation was or is greater than $5,000 per month; or (viii) other contract, agreement, or other commitment, except normal ongoing monthly operating expenses, involving payments by it in the future of more than $20,000 in the aggregate per contract.

Section 2.14	Material Contract Defaults.  Except as set
forth in the
Solutions Schedules, Solutions is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or financial condition of Solutions, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Solutions has not taken adequate steps to prevent such a default from occurring.

Section 2.15	Insurance Claims.  Except as set forth in the
Solutions
Schedules, during the last three years, Solutions has not received, or informed its insurance carriers of, any claims for damages, whether or not covered by insurance, for amounts greater than $5,000.
Solutions is not
currently aware of any pending or unasserted claims.

Section 2.16	No Conflict With Other Instruments.  The
execution of this
Agreement and the consummation of the transactions contemplated by this
Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which
Solutions is a party or to which any of its properties or operations are subject, which would have a material adverse affect on Solutions.

Section 2.17	Governmental Authorizations.  Solutions has
all licenses,
franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Solutions of this Agreement and the consummation by
Solutions of the transactions contemplated hereby.

Section 2.18	Compliance With Laws and Regulations.
Solutions has
complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or financial condition of Solutions or except to the extent that noncompliance would not result in the incurrence of any material liability for Solutions. Included in the Solutions Schedules is a copy of each letter of inquiry, review, or investigation or other writing from or to any governmental authority subsequent to December 31, 1991, evidencing a violation or possible or alleged violation of any of the foregoing.

Section 2.19	Insurance.  Included in the Solutions
Schedules is a
complete list of all business liability, casualty, automobile, extended coverage, and other insurance policies which Solutions maintains respecting its products, services, business, properties, and employees, showing for each type of coverage the policy limits, principal exclusions, deductibles, insurer, and other relevant information. Such policies are in full force and effect and are free from any right of termination by the insurance carriers.
All of the insurable properties of Solutions are insured for its benefit in the amount of their full replacement value (subject to reasonable deductibles) against losses due to fire and other casualty, with extended coverage, and other risks customarily insured against by persons operating similar properties in the localities where such properties are located and under valid and enforceable policies issued by insurers of recognized responsibility.

Section 2.20	Transactions With Affiliates.  Set forth in
the Solutions
Schedules is a description of every contract, agreement, or arrangement between Solutions and any person who is or has ever been during the previous three (3) years an officer or director of Solutions or person owning of record, or known by Solutions to own beneficially, 5% or more of the issued and outstanding common stock of Solutions and which is to be performed in whole or in part after the date hereof. In all of such circumstances, the contract, agreement, or arrangement was for a bona fide business purpose of
Solutions and the amount paid or received, whether in cash, in services, or in kind, was, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to Solutions than terms available from otherwise unrelated parties in arm's length transactions.
 Except as disclosed in the Solutions Schedules or otherwise disclosed herein, no officer or director of Solutions or 5% shareholder of Solutions has, or has had during the preceding three years, any interest, directly or indirectly, in any material transaction with Solutions. The Solutions Schedules also include a description of any commitment by Solutions, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with, any such affiliated person.

Section 2.21	Labor Agreements and Actions.  Solutions is
not bound by or
subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment, or arrangement with any labor union, and no labor union has requested or sought to represent any of the employees, representatives, or agents of Solutions. There is no strike or other labor dispute involving Solutions pending or threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of Solutions or (as such business is presently conducted and as it is proposed to be conducted), and Solutions is not aware of any labor organization activity involving its employees.
Solutions is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with Solutions, nor does
Solutions have a present intention to terminate the employment of any of the foregoing. Except as set forth in the Solutions Schedules, the employment of each officer and employee of Solutions is terminable at the will of Solutions.

Section 2.22	Pension Reform Act of 1974.  Except as set
forth in the
Solutions Schedules, Solutions does not have any unfunded pension liability to the Pension Benefit Guaranty Corporation or any other person or entity in connection with any retirement, pension plan, or similar arrangement.

Section 2.23	Hazardous Substances.

(a)	The following words and phrases shall have the meanings
indicated:

(i)	"Current Actual Knowledge" shall mean that no
information that would
give Solutions current actual knowledge of the inaccuracy of any statements has come to the attention of Solutions and/or its directors and officers;
however, no special or independent investigation has been undertaken to determine the accuracy of such statements.

(ii)	"Environment" shall mean soil, surface waters,
groundwaters, land,
stream sediments, surface or subsurface strata, ambient air, and any environmental medium.

(iii)	"Environmental Law" shall mean any environmental
related law,
regulation, rule, ordinance, or bylaw at the federal, state, or local level existing as of the date hereof.

(iv)	"Hazardous Material" shall mean any pollutant, toxic
substance,
hazardous waste, hazardous material, hazardous substance, or oil as currently defined in the Resource Conservation and Recovery Act, as amended; the
Comprehensive Environmental Response, Compensation, and Liability Act, as amended; the Federal Clean Water Act, as amended; or any other federal, state, or local environmental law, regulation, ordinance, rule, or bylaw, existing as of the date hereof.

(v)	"Permit" shall mean environmental permit, license,
approval, consent, or
authorization issued by a federal, state, or local governmental entity.

(vi)	"Release" shall mean any releasing, spilling, leaking,
pumping, pouring,
emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the Environment.

(vii)	"Threat of Release" shall mean a substantial
likelihood of a Release
which requires action to prevent or mitigate damage to the environment which may result from such Release.

(b)	To Solutions' Current Actual Knowledge, Solutions does
not have any
material liability under any Environmental Law applicable to its operations.

(c)	Solutions has not violated any Environmental Laws
applicable to its
operations, the violation or noncompliance with which would have a material adverse effect on Solutions.

(d)	Solutions has not:

(i)	Entered into or been subject to any consent decree,
compliance order, or
administrative order with respect to its properties or any facilities or operations thereon;

(ii)	Received written notice under the citizen suit
provision of any
violation of any Environmental Law in connection with its properties or any facilities or operations thereon;

(iii)	Received any written request for information,
notice, demand letter,
administrative inquiry, or claim with respect to a violation of any
Environmental Law relating to its properties or any facilities or operations thereon; or

(iv)	Been subject to or threatened in writing with any
governmental or
citizen enforcement action with respect to a violation of any Environmental
Law on its properties or at any facilities or operations thereon.

Section 2.24	Solutions Schedules.  Solutions has delivered
to CTI the
following schedules, which are collectively referred to as the "Solutions
Schedules." The Solutions Schedules shall be updated through the date of
Closing and shall be certified by the chief executive officer of Solutions as complete, true, and accurate:

(a)	A schedule including copies of the articles of
incorporation and bylaws
of Solutions in effect as of the date of this Agreement as referred to in section 2.01;

(b)	A schedule containing copies of resolutions adopted by
the board of
directors and shareholders of Solutions approving this Agreement and the transactions herein contemplated as referred to in section
2.02;

(c)	A schedule including the financial statements
identified in
section 2.06;

(d)	A schedule including copies of all federal income tax
returns filed for
the years ended December 31, 1994 and 1993, identified in
section 2.06;

(e)	A schedule listing the accounts receivable and notes
and other
obligations receivable of Solutions as of the date of the most recent balance sheet included in the Solutions Schedules or that arose thereafter other than in their ordinary course of business, indicating the debtor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, setoffs, reimbursements, discounts, or other adjustments, which in the aggregate are greater than $1,000, due to or claimed by such debtors;

(f)	A schedule listing the accounts payable and notes and
other obligations
payable of Solutions as of the date of the most recent balance sheet included in the Solutions Schedules or that arose thereafter other than in the ordinary course of the business of Solutions, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, setoffs, reimbursements, discounts, or other adjustments, which in the aggregate are greater than $1,000, payable to Solutions from any one such creditor;

(g)	A schedule setting forth a description of any material
adverse change in
the business, operations, property, inventory, assets, or financial condition of Solutions since the most recent balance sheet included in the Solutions
Schedules, required to be provided pursuant to section 2.09 hereof;

(h)	Copies of all agreements or arrangements and all
written statements of
practice followed with regard to the payment of compensation, bonuses, deferred compensation, profit sharing, pension, vacation, retirement, or other compensation benefits to officers, directors, or employees whose monthly compensation exceeds $5,000 (and descriptions of any such agreements, arrangements, or practices which are not in writing), together with a schedule setting forth the name or identification of each officer, director, or employee whose monthly compensation exceeds $5,000 and of each former officer or former employee of Solutions who is currently being paid or who is entitled to, or may become entitled to, compensation in amounts greater than $5,000 per month of any of such compensation benefits and the rate or amounts thereof and showing the nature of any family relationship of such person to each stockholder owning 5% or more of the common stock of Solutions;

(i)	A schedule containing a description of all personal
property owned by
Solutions or used in its business and having a purchase price of over $10,000, including a description of every material mortgage, financing instrument, or encumbrance to which such personal property of Solutions is subject (except statutory liens or claims not yet delinquent and except liens, claims, encumbrances, or equities which do not or in the future will not materially detract from or interfere with the present or proposed use of the property subject thereto or affected thereby);

(j)	A schedule containing a description of each lease,
rental agreement, or
similar instrument, including a description of each oral arrangement;

(k)	A schedule setting forth the litigation and proceedings
as referred to
in section 2.12;

(l)	A schedule listing all material contracts, agreements,
franchises,
license agreements, or other commitments to which Solutions is a party or by which their properties are bound, as referred to in section
2.14, but
excluding those with affiliates which are described in
section 2.21;

(m)	A schedule of any insurance claims as referenced in
section 2.15;

(n)	Copies of all licenses, permits, and other governmental
authorizations
(or requests or applications therefor) pursuant to which Solutions carries on or proposes to carry on its business (except those which are immaterial to the present or proposed business of Solutions), as referred to in section 2.17;

(o)	A schedule describing the matters regarding compliance
with laws and
regulations, as referred to in section 2.18;

(p)	A schedule showing details of all insurance coverage as
referred to in
section 2.19;

(q)	A schedule containing a description of all material
contracts, leases,
agreements, and other instruments between Solutions and any affiliates, as referred to in section 2.20;

(r)	A schedule showing the name and location of each bank
or other
institution in which Solutions has an account or safe deposit box, and the names of all persons authorized to draw thereon or to have access thereto;

(s)	Copies of all powers of attorney given by Solutions now
in effect or to
be in effect;

(t)	A schedule setting forth any other information,
together with any
required copies of documents, required to be disclosed in the Solutions
Schedules by sections 2.01 through 2.23.

                               ARTICLE III
                  REPRESENTATIONS, COVENANTS, AND WARRANTIES
OF
                        SHAREHOLDER FOR CALIFORNIA

As an inducement to, and to obtain the reliance of, CTI and NewCo, Shareholder represents and warrants with respect to California as follows:

Section 3.01	Organization.  California is a corporation
duly organized,
validly existing, and in good standing under the laws of the state of
California and has the corporate power to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not so qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on the business or properties of California. Included in the California Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation and bylaws of
California as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of California's articles of incorporation or bylaws.

Section 3.02	Capitalization.  Shareholder owns 40% of the
issued and
outstanding stock of California.

Section 3.03	Financial Statements.  To the best of
Shareholder's
knowledge:

(a)	Included in the California Schedules are the unaudited
balance sheets of
California as of December 31, 1994 and 1993, and the related unaudited statements of income and retained earnings for the years then ended, together with the accompanying notes, and the audited balance sheets as of September
30, 1995, and the unaudited statements of income and retained earnings for the year then ended, together with the accompanying notes.

(b)	Such financial statements have been prepared in
accordance with GAAP,
except as disclosed in the California Schedules. California did not have, as of the date of any of such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations
(absolute or contingent) which should be reflected in a combined balance sheet prepared in accordance with GAAP and all assets reflected therein present fairly the assets of California, as if such statements were prepared in accordance with GAAP. The statements of income present fairly the information required to be set forth therein as if such statements were prepared in accordance with GAAP. California maintains a standard system of accounting established and maintained in a manner permitting the preparation of financial statements in accordance with GAAP.

(c)	The books and records of California and its accounting
practices are
sufficient to permit the preparation of audited financial statements for the periods subsequent to December 31, 1992, in accordance with GAAP and regulation S-B adopted under the Exchange Act. California will maintain and preserve its books and records in such a fashion so as to permit the preparation of historical audited financial statements as may be required by the Exchange Act and the rules and regulations adopted thereunder. California and the Shareholder will cooperate fully and assist in the preparation of any such financial statements, at the cost of CTI.

(d)	California has filed all tax returns and, except as set
forth in the
California Schedules, all reports as required by law. All such returns and reports are accurate and correct in all material respects. There are no income taxes currently due to the federal or state governments that have not been paid. California does not have any liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet included in the California
Schedules and all such dates and years and periods prior thereto and for which
California may at said date have been liable in their own right or as transferee of the assets of, or as successor to, any other corporation or other entity, except for taxes accrued but not yet due and payable. None of such federal income tax returns has been audited or is currently being audited by the Internal Revenue Service. California has not made any election pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation, or amortization) which would have a material adverse effect on California, its financial condition, its business as presently conducted or as proposed to be conducted, or any of its properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of California.

(e)	The books and records, financial and otherwise, of
California are in all
material respects complete and correct and have been made and maintained in accordance with sound business and bookkeeping practices and, in reasonable detail, accurately and fairly reflect the transactions involving the assets of
California. California has maintained a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions
have been and are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(f)	Except as set forth in the California Schedules, the
latest of the
balance sheets included in the California Schedules, or in the notes thereto,
California (i) has good and marketable title to its accounts receivable, and other debts due or recorded in the records and books of account of California, free of any security interests or liens and free of any material defenses, counterclaims, and set-offs, and all of such accounts receivable, invoices, and debts are actual and bona fide amounts due California for the total dollar amount thereof shown on the books of California and resulted from the regular course of its business; and (ii) the accounts receivable, invoices, and debts set forth on the California balance sheets arose in the ordinary course of business and are, net of any reserves shown on the balance sheet, collectible in full in all material respects on the continuation of reasonable collection efforts by California or successor personnel and without resorting to litigation and in any event not later than 180 days after the date billed.

Section 3.04	Other Information.  After reasonable
investigation and to
Shareholder's best knowledge:

(a)	California owes Shareholder, and Solutions $81,151 for
services
rendered;

(b)	There have not been any adverse material changes in
California's
business or assets or any loss to its property not covered by insurance during the last twelve (12) months;

(c)	There are no suits or proceedings pending or threatened
in writing by or
against California or affecting California's properties at law or in equity before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbiter of any kind;

(d)	California is not in default with respect to any of the
terms of any
outstanding contract, lease or other commitment which is material to the business operation, property, assets or financial situation of
California. There is no other event of default which will with notice of lapse of time constitute a default in any material respect under any such contract, agreement, lease, or other commitment;

(e)	California has complied with all applicable statutes of
any regulations
of any federal, state, or other governmental agency, except to the extent that non-compliance would not materially adversely affect the business, operations, property, assets or financial condition of
California or to the extent that non-compliance would not result in the occurrence of any material liability for California.

Section 3.05	No Lien.  There is no lien or other
encumbrance on the
shares of California held by Shareholder and such shares may be freely transferred to CTI.

                                 ARTICLE IV
                 REPRESENTATIONS, COVENANTS, AND WARRANTIES
OF CTI
                                 AND NEWCO

As an inducement to, and to obtain the reliance of, Solutions and the
Shareholder, CTI and NewCo represent and warrant as follows:

Section 4.01	Organization.  CTI and NewCo are corporations
duly
organized, validly existing, and in good standing under the laws of the state of Nevada, and have the corporate power to own all of their properties and assets and to carry on their business in all material respects as it is now being conducted, and there is no jurisdiction in which they are not so qualified in which either the character and location of the assets owned by them or the nature of the business transacted by them requires qualification, except where failure to do so would not have a material adverse effect on the business or properties of CTI and NewCo, respectively. Included in the CTI
Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation and bylaws of CTI and NewCo in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of the articles of incorporation or bylaws of CTI or NewCo. CTI and NewCo have full power, authority, and legal right and have taken all action required by law, their articles of incorporation, bylaws, and otherwise to consummate the transactions herein contemplated.

Section 4.02	Approval of Agreements.  The board of
directors of CTI and
NewCo, respectively, have authorized the execution and delivery of this
Agreement by CTI and NewCo, respectively, and have approved the consummation of the transactions contemplated hereby. Included in the CTI Schedules are copies of resolutions duly adopted by the boards of directors of CTI and NewCo evidencing such approval. CTI and NewCo, respectively, have full power, authority, and legal right, and have taken all action required by law, their articles of incorporation, their bylaws, or otherwise, to execute this
Agreement and consummate the transactions contemplated hereby.

Section 4.03	Authority of CTI and NewCo.  CTI and NewCo
have the right
and authority, without the prior written consent of any other person or entity, to enter into this Agreement and consummate the transactions contemplated hereby.

Section 4.04	Capitalization.  The authorized
capitalization of CTI
consists of 5,000,000 shares of preferred stock, par value $0.001 per share, of which 1,000,000 shares are issued and outstanding, and 25,000,000 shares of common stock, par value $0.001 per share, of which 8,584,846 shares are issued and outstanding. In addition, CTI has reserved 3,008,573 shares of common stock for issuance on the exercise of outstanding and committed options, delivery of shares on a relocation agreement, the conversion of the issued and outstanding CTI Preferred Stock, and exercise of options pursuant to the
Employee Stock Purchase Plan. All issued and outstanding shares of CTI Common
Stock are validly authorized, legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person.
All shares of Exchanged CTI Stock to be issued pursuant to this Agreement are validly authorized and will be, when issued, legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. NewCo has 1,000 shares of common stock, par value $0.001 per share authorized, 1,000 shares of which are issued and outstanding and held solely by CTI (the "NewCo Common Stock").

Section 4.05	Subsidiaries or Predecessor.  CTI was
formerly known as
Mountain Surgical Centers, Inc., which was formerly known as Dimension
Capital. CTI has 13 wholly-owned subsidiaries, some of which also have second-tier subsidiaries: CTI, Inc., RK&DR Concepts, Inc. dba VERSYSS Data
Systems, New Outside Force, Inc., New Benchmark Computer
Systems, Inc.,
Computer Ease, Inc., Medical Computer Management, Inc.,
Benchmark Computer
Systems of VA., Inc., Benchmark Computer Systems, Inc.
(Wisconsin), Ford
Center for Foot Surgery, Inc., Sierra Surgery Center, Inc.,
CTI Resources,
Inc., Preferred Health Systems, Inc., and Workgroup Design, Inc. All references to CTI herein shall be deemed to include its subsidiaries and predecessor entities.

Section 4.06	Financial Statements.  NewCo has no assets or
liabilities.

(a)	Included in the CTI Schedules is the audited balance
sheet of CTI as of
June 30, 1995, and the related audited statements of income, stockholders' equity, and cash flows for each of the two fiscal years ended June 30, 1995, and 1994, including the notes thereto, together with the related opinions of the independent certified public accountants of CTI. Also included are the unaudited balance sheets as of September 30, 1995, and the related unaudited statements of earnings and cash flows for the three months ended September 30,
1995, and 1994.

(b)	All such financial statements have been prepared in
accordance with GAAP
consistently applied throughout the periods involved. The balance sheets of
CTI present fairly, as of their respective dates, the financial position of
CTI. CTI did not have, as of the date of any of such CTI balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with GAAP, and all assets reflected therein present fairly the assets of CTI, in accordance with GAAP. The statements of operations, stockholders' equity, and cash flows present fairly the information required to be set forth therein under GAAP.
CTI has maintained and will continue to maintain a standard system of accounting in a manner permitting the preparation of financial statements in accordance with GAAP.

(c)	All such financial statements have been prepared in
accordance with
regulation S-B promulgated by the SEC regarding the form and content of and requirements for financial statements to be filed with the SEC.

(d)	CTI has filed all tax returns and reports as required
by law.  All such
returns and reports are accurate and correct in all material respects. CTI has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent CTI balance sheets and all such dates and years and periods prior thereto and for which CTI may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or other entity, except for taxes accrued but not yet due and payable. None of the federal income tax returns of CTI has been audited or is currently being audited by the Internal Revenue Service. CTI has not elected pursuant to the Code to be treated as an S corporation pursuant to section 1362(a) of
the Code or a collapsible corporation pursuant to section 341(f) of the Code, nor has CTI made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation, or amortization) which would have a material adverse effect on CTI, its financial condition, its business as presently conducted or as proposed to be conducted, or any of its properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of CTI.

(e)	The books and records, financial and otherwise, of CTI
are in all
material respects complete and correct and have been made and maintained in accordance with sound business and bookkeeping practices and, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of CTI. CTI has maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions have been and are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(f)	Except as set forth in the latest balance sheets of CTI
or in the notes
thereto, CTI (i) has good and marketable title to its receivables, and other debts due or recorded in the records and books of CTI, free of any security interests or liens and free of any material defenses, counterclaims, and set-offs, and all of such receivables are actual and bona fide receivables representing obligations for the total dollar amount thereof shown on the books of CTI and resulted from the regular course of its business; and (ii) the accounts receivable set forth on the balance sheet of CTI arose in the ordinary course of business and are collectible in all material respects on the continuation of reasonable collection efforts by personnel of CTI and without resorting to litigation and in any event not later than 180 days after the date billed.

Section 4.07	Information.  The information concerning CTI
and NewCo set
forth in this Agreement and in the CTI Schedules and in all filings and reports made by CTI with and to the SEC is complete and accurate in all material respects and, as of the date of such information, does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 4.08	Options or Warrants.  There are no existing
options,
warrants, calls, commitments, or other rights of any character relating to the authorized and unissued NewCo stock or CTI Common Stock, except (a) options, warrants, calls, or commitment, if any, to which CTI is not a party and by which it is not bound; (b) options to acquire an aggregate of 2,525,240 shares of CTI Common Stock; (c) conversion rights held by the holders of CTI
Preferred Stock to convert such stock into an aggregate of 667,000 shares of
CTI Common Stock; and (d) other commitments to issue an aggregate of 483,333 shares of CTI Common Stock.

Section 4.09	Absence of Certain Changes or Events.  Except
as set forth
in this Agreement or in the CTI Schedules, since the date of the most recent
CTI balance sheet described in section 4.05 and included in the CTI
Schedules:

(a)	There has not been (i) any material adverse change in
the business,
operations, assets, or condition of CTI or NewCo or (ii) any damage, destruction, or loss to CTI or NewCo (whether or not covered by insurance) materially and adversely affecting the business, operations, assets, or condition of CTI or NewCo;

(b)	CTI and NewCo have not (i) amended their articles of
incorporation or
bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of their capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material; (iv) made any change in its method of management, operation, or accounting which is material to CTI or NewCo; (v) entered into any other transaction which is material to CTI or NewCo; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, employee, or shareholder of CTI; (vii) increased the rate of compensation payable or to become payable by it to any of their officers or directors or any of their employees; or (viii) entered into any or made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their respective officers, directors, or employees;

(c)	CTI and NewCo have not (i) granted or agreed to grant
any options,
warrants, or other rights for their respective stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent), except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability
(absolute or contingent) other than current liabilities reflected in or shown on the most recent CTI balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of their respective assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $10,000 or assets, properties, or rights disposed of in the ordinary course of business); (v) made or permitted any amendment or termination of any contract, agreement, or license to which they are a party if such amendment or termination is material, considering the business of CTI and NewCo; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d)	To the best knowledge of CTI and NewCo, CTI and NewCo
have not become
subject to any law or regulation which materially and adversely affects, or in the future may materially and adversely affect, the business, operations, properties, assets, or financial condition of CTI or NewCo.

Section 4.10	Litigation and Proceedings.  There are no
actions, suits, or
proceedings pending or, to the best knowledge of CTI or NewCo, threatened by or against CTI or NewCo or affecting them or their properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.
Neither CTI nor
NewCo has any knowledge of any material default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

Section 4.11	No Conflict With Other Instruments.  The
execution of this
Agreement and the consummation of the transactions contemplated by this
Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which CTI or
NewCo is a party or to which any of their properties or operations are subject which would have a material adverse affect on CTI or NewCo.

Section 4.12	Material Contract Defaults.  CTI and NewCo
are not in
default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of CTI or NewCo, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which CTI or NewCo has not taken adequate steps to prevent such a default from occurring.

Section 4.13	Governmental Authorizations.  Except as set
forth in the CTI
Schedules, to the best knowledge of CTI and NewCo, they have all licenses, franchises, permits, and other governmental authorizations that are legally required to enable them to conduct their business in all material respects as conducted on the date hereof or as presently contemplated. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, to the best of their knowledge, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by CTI or NewCo of this Agreement and the consummation by CTI and NewCo of the transactions contemplated hereby.

Section 4.14	Compliance With Laws and Regulations.  CTI
and NewCo have
complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of CTI or NewCo or except to the extent that noncompliance would not result in the incurrence of any material liability for CTI or NewCo. Included in the CTI Schedules is a copy of each letter of inquiry, review, or investigation or other writing from or to any governmental authority subsequent to December 31, 1991, evidencing a violation or possible or alleged violation of any of the foregoing.

Section 4.15	Labor Agreements and Actions.  CTI and NewCo
are not bound
by or subject to (and none of their assets or properties are bound by or subject to) any written or oral, express or implied, contract, commitment, or arrangement with any labor union, and no labor union has requested or, to the best knowledge of CTI or NewCo, has sought to represent any of the employees, representatives, or agents of CTI or NewCo. There is no strike or other labor dispute involving CTI or NewCo pending, or to the best knowledge of CTI or
NewCo threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of CTI or
NewCo (as such business is presently conducted and as it is proposed to be conducted), nor is CTI or NewCo aware of any labor organization activity involving its employees. CTI and NewCo are not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with CTI or NewCo, nor does CTI or NewCo have a present intention to terminate the employment of any of the foregoing. Except as set forth in the CTI Schedules, the employment of each officer and employee of CTI and
NewCo is terminable at the will of CTI or NewCo.

Section 4.16	Pension Reform Act of 1974.  Neither CTI nor
NewCo have any
unfunded pension liability to the Pension Benefit Guaranty
Corporation or any
other person or entity in connection with any retirement, pension plan, or similar arrangement.

Section 4.17	Hazardous Substances.

(a)	The following words and phrases shall have the meanings
indicated:

(i)	"Current Actual Knowledge" shall mean that no
information that would
give CTI or NewCo current actual knowledge of the inaccuracy of any statements has come to the attention of CTI or NewCo and/or their directors and officers;
however, no special or independent investigation has been undertaken to determine the accuracy of such statements.

(ii)	"Environment" shall mean soil, surface waters,
groundwaters, land,
stream sediments, surface or subsurface strata, ambient air, and any environmental medium.

(iii)	"Environmental Law" shall mean any environmental
related law,
regulation, rule, ordinance, or bylaw at the federal, state, or local level existing as of the date hereof.

(iv)	"Hazardous Material" shall mean any pollutant, toxic
substance,
hazardous waste, hazardous material, hazardous substance, or oil as currently defined in the Resource Conservation and Recovery Act, as amended; the
Comprehensive Environmental Response, Compensation, and Liability Act, as amended; the Federal Clean Water Act, as amended; or any other federal, state, or local environmental law, regulation, ordinance, rule, or bylaw, existing as of the date hereof.

(v)	"Permit" shall mean environmental permit, license,
approval, consent, or
authorization issued by a federal, state, or local governmental entity.

(vi)	"Release" shall mean any releasing, spilling, leaking,
pumping, pouring,
emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the Environment.

(vii)	"Threat of Release" shall mean a substantial
likelihood of a Release
which requires action to prevent or mitigate damage to the environment which may result from such Release.

(b)	To CTI's and NewCo's Current Actual Knowledge, neither
CTI nor NewCo has
any material liability under any Environmental Law applicable to their operations.

(c)	Neither CTI nor NewCo has violated and both are in
compliance with all
Environmental Laws applicable to their operations.

(d)	Neither CTI nor NewCo have:

(i)	Entered into or been subject to any consent decree,
compliance, order,
or administrative order with respect to its properties or any facilities or operations thereon;

(ii)	Received written notice under the citizen suit
provision of any
violation of any Environmental Law in connection with its properties or any facilities or operations thereon;

(iii)	Received any written request for information,
notice, demand letter,
administrative inquiry, or claim with respect to a violation of any
Environmental Law relating to their properties or any facilities or operations thereon; or

(iv)	Been subject to or threatened in writing with any
governmental or
citizen enforcement action with respect to a violation of any Environmental
Law on its properties or at any facilities or operations thereon.

Section 4.18	Intellectual Property.  NewCo owns no
intellectual property.
 Except as listed in the CTI Schedules, CTI owns the entire right, title, and interest in and to the PracticeCare practice management software, the MCare managed car software, the Carepoint for Clinics patient records system, certain physician credentialing software, the CUSA System and Reliance credit union management software, the ComputerEase equipment rental company management software, and other software solutions for the medical, credit union, and equipment rental industries and to all of the trade secret, technology, know-how, tradenames, trademarks, servicemarks, and other proprietary information owned by or used in connection to the business of CTI, including all copyrights, patents, patent applications, registrations, and applications with respect thereto (collectively, the "Intellectual Property").

Section 4.19	CTI Schedules.  CTI has delivered to
Solutions and
Shareholder the following schedules, which are collectively referred to as the
"CTI Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement and updated through the date of Closing, and instruments and data as of such date, or the date indicated on such schedules, all certified by the chief executive officer of CTI as complete, true, and accurate:

(a)	A schedule including copies of the articles of
incorporation and bylaws
of CTI and NewCo in effect as of the date of this Agreement, as referred to in section 34.01;

(b)	A schedule containing copies of resolutions adopted by
the boards of
directors of CTI and NewCo approving this Agreement and the transactions herein contemplated as referred to in section 4.02;

(c)	A schedule containing the annual report of CTI on form
10-KSB for the
year ended June 30, 1995, and the quarterly report on form
10-QSB for the
quarter ended September 30, 1995;

(d)	A schedule setting forth a description of any material
change in the
business, operations, assets, or condition of CTI or NewCo since December 31,
1994, required to be provided pursuant to section 4.09 hereof; and

(e)	A schedule setting forth any other information,
together with any
required copies of documents, required to be disclosed in the CTI Schedules by sections 4.01 through 4.18.

                                 ARTICLE VI
                           PLAN OF REORGANIZATION

Section 5.01	Terms of the Reorganization.  The
consideration for the
reorganization as contemplated herein and the acquisition of Solutions as a wholly-owned subsidiary of CTI, subject to all of the terms, covenants, and conditions set forth in this Agreement, shall be exchange of 250,000 shares of restricted common stock of CTI for all of the issued and outstanding shares of
Solutions.

Section 5.02	The Merger.  The articles of merger and plan
of merger shall
provide for the mergers of Solutions with and into NewCo, with NewCo as the surviving entity. The merger shall result in the following:

(a)	The Solutions Stock shall be converted into an
aggregate of 50,000
shares of CTI Common Stock. The shares of CTI Common Stock to be issued shall not be registered under the Securities Act or applicable state securities laws and the certificates representing such shares shall contain the legend set forth in section 6.07.

(b)	Upon the Effective Date of the merger, the Shareholder
shall, on the
surrender of the certificate or certificates representing the Solutions Stock, receive a certificate or certificates evidencing shares of the Exchanged CTI
Stock as provided herein.

(c)	On the Effective Date of the merger, the Solutions
Stock shall be
canceled, and all rights in respect thereof shall cease.

(d)	On the Effective Date of the Merger, the issued and
outstanding stock of
NewCo, the surviving corporation, shall remain issued and outstanding and owned by CTI. NewCo shall continue as a wholly-owned subsidiary of CTI and the successor to the assets, liabilities, and business of Solutions. NewCo shall do business as "New Advanced Solutions of Nevada, Inc." immediately subsequent to the merger.

Section 5.03	Tax Obligations.  The Shareholder shall be
solely
responsible for any tax due from the Shareholder with respect to the receipt by the Shareholder of the consideration set forth in section
5.01 of this
Agreement.

Section 5.04	Closing Events.  At the Closing,

(a)	NewCo and Solutions shall execute and deliver multiple
copies of the
articles of merger and related plan of merger in the forms attached hereto as
Exhibit "C" and incorporated herein by reference and all other documents necessary to effectuate the merger herein contemplated, all in such form as shall be acceptable to the parties hereto and their respective legal counsel and shall file such articles of merger and related plan of merger with various states;

(b)	Each of the respective parties hereto shall execute,
acknowledge, and
deliver (or shall cause to be executed, acknowledged, and delivered) any and all articles of merger, plans of merger, certificates, financial statements, schedules, agreements, resolutions, or other instruments required by this
Agreement to be so delivered at or prior to the Closing together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby; and

(c)	In addition to the foregoing, each of the parties shall
execute and
deliver such additional documents as may reasonably be required in order to effectuate the transactions herein contemplated in accordance with the requirements of the Code and shall treat such transactions for all tax purposes consistently with the other parties' treatment thereof and with such characterization as a reorganization under Code sections
368(a)(1)(A) and
368(a)(2)(D).

Section 5.05	Effective Date.  For corporate law purposes,
the Effective
Date of the merger shall be the date, as defined in the articles of merger or plan of merger, on which the merger of Solutions with and into NewCo shall become effective in accordance with the laws of the states of Nevada. To the extent permitted by GAAP, the effective date for financial reporting purposes shall be January 1, 1996.

Section 5.06	Effect of Merger.  On the Effective Date of
the merger,
NewCo and Solutions shall cease to exist separately, and Solutions shall be merged with and into NewCo, the surviving corporation, in accordance with the provisions of this Agreement, the articles of merger, and the plan of merger, and in accordance with the provisions of and with the effect provided in the corporation laws of the state of Nevada. NewCo, as the surviving corporation, shall possess all the rights, privileges, franchises, and trust and fiduciary duties, powers, and obligations, of a private as well as of a public nature, and be subject to all the restrictions, obligations, and duties of each of
NewCo and Solutions; all property, real, personal, and mixed, and all debts due to either of NewCo or Solutions on whatever account and all other things belonging to each of NewCo and Solutions and all property, rights, privileges, powers, and franchises, and all and every other interest shall be thereafter the property of NewCo as they were of NewCo and Solutions; the title to any real estate, whether vested by deed or otherwise, in either NewCo or Solutions shall not revert or be in any way impaired by reason of the merger; provided, however, that all rights of creditors and all liens on any property of either
NewCo or Solutions shall be preserved unimpaired, and all debts, liabilities, and duties of NewCo and Solutions shall thenceforth attach to NewCo and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by NewCo.

Section 5.07	Termination of Merger.

(a)	This Agreement and the merger contemplated hereby may
be terminated at
any time prior to the Effective Date by the consent of the Shareholder and by both CTI and Solutions through action of their respective boards of directors.
 In the event of termination pursuant to this paragraph (a) of section 54.07, no obligation, right, remedy, or liability shall arise hereunder, and the parties shall bear their own costs incurred in connection with the preparation and execution of this Agreement, the preparation and review of financial statements required to be delivered pursuant hereto, and the negotiation of the transactions contemplated hereby.

(b)	This Agreement and the merger may be terminated at any
time prior to the
Effective Date by action of CTI's board of directors if Solutions shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of
Solutions contained herein shall be inaccurate in any material respect. In the event of termination pursuant to this paragraph (b) of section 54.07,
Solutions shall reimburse CTI for its costs and obligations with respect to the negotiation and documentation of this Agreement and the transactions contemplated hereby.

(c)	This Agreement and the merger may be terminated at any
time prior to the
Effective Date by action of Solutions board of directors if CTI or NewCo shall fail to comply in any material respect with any of their covenants or agreements contained in this Agreement or if any of the representations or warranties of CTI or NewCo contained herein shall be inaccurate in any material respect. In the event of termination pursuant to this paragraph (c) of section 54.07, CTI shall reimburse Solutions for its costs and obligations with respect to the negotiation and documentation of this Agreement and the transactions contemplated hereby.

Section 5.08.	Transaction for California Shares.
Concurrently with the
completion of the merger transaction described above, Shareholder shall sell to CTI all of the shares of California held by Shareholder, representing 40% of the issued and outstanding stock of California, in exchange for a special one time payment equal to the greater of 6% of the first
$600,000 of total net
revenue of the business of Solutions, California and the business of the
Shareholder d/b/a Automated Systems of Arizona actually collected for the months of November and December 1995 or $6,000 plus 7% of the total net revenue actually collected for the months of November and December 1995 in excess of $600,000.

Section 5.09	Post-Closing Covenants of CTI and NewCo.
Subsequent to the
Closing of the transactions contemplated by this Agreement, CTI and NewCo, jointly and severally, covenant to do as follows:

(a)	CTI and NewCo shall take all actions necessary or
reasonably requested
by the Shareholder to enable the Shareholder to sell the Exchanged CTI Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144 under the Securities Act, as such rule may be amended from time to time, and any similar rules or regulations hereafter adopted by the SEC, including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the
Exchange Act (or, if CTI is not required to file such reports, making publicly available, at the request of the Shareholder, other information necessary to enable the Shareholder to sell the Exchanged CTI Stock pursuant to such rule).
 Upon the request of the Shareholder, CTI will deliver to the Shareholder a written statement as to whether it has complied with such requirements.

                                  ARTICLE VI
                   THE ACQUISITION OF THE EXCHANGED CTI
STOCK

Section 6.01	Sale of Securities.  The consummation of this
Agreement and
the issuance of the Exchanged CTI Stock as contemplated herein, constitutes the offer and sale of securities as those terms are defined under the
Securities Act and applicable state statutes. Such transactions shall be consummated in reliance on certain exemptions from the registration requirements of the Securities Act and applicable state statutes which depend, among other items, on the circumstances under which such securities are acquired.

Section 6.02	Representations by the Shareholder.  In order
to provide
documentation for reliance upon such exemptions, the approval by Solutions and the Shareholder of this Agreement and the transactions contemplated hereby shall constitute the parties' acceptance of, and concurrence in, the following representations and warranties:

(a)	Solutions and the Shareholder acknowledge that neither
the Securities
Exchange Commission nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring the
Exchanged CTI Stock, and that the acquisition and ownership of the Exchanged
CTI Stock involves certain risks.

(b)	Solutions and the Shareholder have received and read
this Agreement and
the annual report of CTI on form 10-K for the year ended
June 30, 1995, the
quarterly report on form 10-Q for the quarter ended September 30, 1995, and understand the risks related to the consummation of the transactions herein contemplated. Solutions and the Shareholder have been given an opportunity to meet with and ask questions of management of CTI concerning the business, operations, and assets of CTI and the transactions contemplated by this
Agreement.

(c)	The Shareholder have such knowledge and experience in
business and
financial matters that they are capable of evaluating CTI and its business operations.

(d)	The Shareholder are acquiring the Exchanged CTI Stock
for their own
account and not with a view for resale to others.

Section 6.03	Investment Intent.  The Shareholder have not
offered or sold
any securities of CTI or interest in this Agreement and have no present intention of dividing the Exchanged CTI Stock to be received or the rights under this Agreement with others or of reselling or otherwise disposing of any portion of such stock or rights, either currently or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance.

Section 6.04	No Public Solicitation.  Solutions and the
Shareholder were
at no time solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicitation in connection with the offer, sale, or purchase of the Exchanged CTI Stock through this Agreement.

Section 6.05	Ability to Bear Risk of Investment.  The
Shareholder has
adequate means of providing for their current needs and possible contingencies and have no need now, and anticipate no need in the foreseeable future, to sell the Exchanged CTI Stock. The Shareholder are able to bear the economic risks of this investment, and consequently, without limiting the generality of the foregoing, are able to hold the Exchanged CTI Stock to be received for an indefinite period of time and have a sufficient net worth to sustain a loss of the entire investment, in the event such loss should occur.

Section 6.06	No Registration.  The Shareholder understands
that the
Exchanged CTI Stock has not been registered, but is being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the subject Exchanged CTI Stock may, under certain circumstances, be inconsistent with this exemption and may make the
Shareholder "underwriters" within the meaning of the Securities Act. It is understood that the definition of "underwriter" focuses upon the concept of
"distribution" and that any subsequent disposition of the subject Exchanged
CTI Stock can only be effected in transactions which are not considered synonymous with "public offering" or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the shareholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in rule 144 promulgated under the Securities Act, and, after two years after the date the Exchanged CTI Stock is fully paid for, as calculated in accordance with rule 144(d), sales of securities in reliance upon rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule. After three years from the date the securities are fully paid for, as calculated in accordance with rule 144(d), they can generally be sold without meeting those conditions, provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.

Section 6.07	Restrictions on Transfer.  The Shareholder
acknowledges that
the shares of Exchanged CTI Stock must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. CTI is under no obligation to register the Exchanged CTI Stock under the Securities Act, except as may be expressly agreed to by it in writing. If rule 144 is available (and no assurance is given that it will be, except as provided in section 5.09 of this Agreement, after two years and prior to three years following the date the shares are fully paid for, only sales of such Exchanged CTI Stock in limited amounts can be made in reliance upon rule 144 in accordance with the terms and conditions of that rule. CTI is under no obligation to the undersigned to make rule 144 available, except as may be expressly agreed to by it in writing in this Agreement, and in the event rule 144 is not available, compliance with regulation A or some other disclosure exemption may be required before the Shareholder can sell, transfer, or otherwise dispose of such Exchanged CTI Stock without registration under the Securities Act. CTI's registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Exchanged CTI Stock, and the certificate representing the Exchanged CTI
Stock will bear a legend in substantially the following form so restricting the sale of such securities:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
"SECURITIES ACT") AND
ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144
PROMULGATED
UNDER THE SECURITIES ACT.  THE SECURITIES HAVE BEEN ACQUIRED
FOR
INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT
COMPLYING WITH
RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR
OTHER COMPLIANCE
UNDER THE SECURITIES ACT.

Section 6.08	Stop Order.  CTI may refuse to register
transfer of the
Exchanged CTI Stock in the absence of compliance with rule
144 unless the
Shareholder furnish the issuer with an opinion of counsel reasonably acceptable to CTI stating that the transfer is permitted under applicable law.

Section 6.09	Additional Documentation.  In order to more
fully document
reliance on the exemptions as provided herein, the Shareholder agree to execute and deliver to CTI such further letters of representation, acknowledgment, suitability, or the like, as CTI and its counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

Section 6.10	No Legal Opinion.  Solutions, the
Shareholder, and CTI
acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.


                                 ARTICLE VII
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF CTI
AND NEWCO

The obligations of CTI and NewCo under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 7.01	Accuracy of Representations.  The
representations and
warranties made by Solutions in this Agreement shall be true as of the
Closing, and Solutions shall have performed or complied with all material covenants and conditions required by this Agreement to be performed or complied with by Solutions prior to or at the Closing. CTI and NewCo shall be furnished with certificates, signed by the chief executive officer of
Solutions and dated the Closing Date, to the foregoing effect.

Section 7.02	Officer's Certificate.  CTI and NewCo shall
have been
furnished with a certificate dated the Closing Date and signed by the duly authorized chief executive officer of Solutions to the effect that:

(a)	This Agreement has been duly approved by Solutions
board of directors
and stockholders and has been duly executed and delivered in the name and on behalf of Solutions by its duly authorized officers pursuant to, and in compliance with, authority granted by Solutions board of directors;

(b)	The representations and warranties of Solutions set
forth in this
Agreement are true and correct as of the date of the certificate;

(c)	There has been no material adverse change since the
date of the balance
sheet included in the Solutions Schedules in the financial condition, business, or operations of Solutions nor has any event occurred which, with the lapse of time or giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of
Solutions up to and including the date of the certificate, except as authorized by this Agreement;

(d)	All material conditions required by this Agreement to
have been met,
satisfied, or performed by Solutions and have been met;

(e)	The consummation of the transactions contemplated by
this Agreement does
not violate any material law, regulation, order, writ, injunction, or decree of any court or governmental body or result in the creation or imposition of any material mortgage, lien, charge, or encumbrance of any nature upon any of the properties of Solutions, pursuant to any mortgage, resolution, agreement, or instrument to which Solutions is a party;

(f)	All material authorizations, consents, approvals,
registrations, and/or
filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents contemplated by this
Agreement by Solutions and have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

(g)	There is no action, suit, proceeding, inquiry, or
investigation at law
or in equity by any public board or body pending or threatened in writing against Solutions, wherein an unfavorable decision, ruling, or finding would have a material adverse effect on the financial condition of Solutions, the operations or business of Solutions, the acquisition and reorganization contemplated herein, or any material agreement or instrument by which
Solutions is bound or would in any way contest the existence of Solutions.

Section 7.03	Employment Agreements With Howard B. Jones
III.  CTI and
NewCo shall have entered into Employment Agreements with Howard B. Jones III.

Section 7.04	Options.  20,000 options or 85% of fair
market value to be
distributed among Solutions employees.

Section 7.05	Good Standing.  CTI and NewCo shall have
received a
certificate of good standing with respect to Solutions, dated as of a date within ten days prior to the Closing Date, certifying that Solutions is in good standing.

Section 7.06	UCC Certificate.  CTI and NewCo shall have
received
certificates dated as of a date within five days of the Closing Date to the effect that there are no encumbrances of record on the assets of Solutions, other than those disclosed in the Solutions Schedules.

Section 7.07	Other Items.  CTI shall have received such
further
documents, certificates, or instruments relating to the transactions contemplated hereby as CTI may reasonably request.

Section 7.08	Jordan Payment.  CTI has paid the obligation
to Tom Jordan
and related entities.

Section 7.09	Dissenters.  Arrangements have been made to
deliver shares
or comply with any dissenters' rights exercised by the other shareholders of
Solutions.

                                ARTICLE VIII
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF
                        SOLUTIONS, AND CALIFORNIA
                           AND THE SHAREHOLDER

The obligations of Solutions and the Shareholder under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 8.01	Accuracy of Representations.  The
representations and
warranties made by CTI and NewCo in this Agreement shall be true as of the
Closing and CTI and NewCo shall have performed and complied with all material covenants and conditions required by this Agreement to be performed or complied with by CTI and NewCo prior to or at the Closing.
Solutions shall
have been furnished with a certificate, signed by the duly authorized chief executive and principal financial or accounting officer or officers of CTI and
NewCo and dated the Closing Date, to the foregoing effect.

Section 8.02	Officer's Certificate.  Solutions and the
Shareholder shall
have been furnished with certificates dated the Closing Date and signed by the duly authorized officer or officers of CTI and NewCo to the effect that:

(a)	This Agreement has been duly approved by CTI's and
NewCo's boards of
directors and has been duly executed and delivered in the name and on behalf of CTI and NewCo by duly authorized officers pursuant to, and in compliance with, authority granted by CTI's and NewCo's boards of directors;

(b)	The representations and warranties of CTI and NewCo set
forth in this
Agreement are true and correct as of the date of the certificate;

(c)	There has been no material adverse change since the
date of the balance
sheet included in the CTI Schedules in the financial condition, business, or operations of CTI and NewCo nor has any event occurred which, with the lapse of time or giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of CTI and NewCo, up to and including the date of the certificate;

(d)	All material conditions required by this Agreement to
have been met,
satisfied, or performed by CTI and NewCo have been met;

(e)	The consummation of the transactions contemplated by
this Agreement does
not violate any material law, regulation, order, writ, injunction, or decree of any court or governmental body or result in the creation or imposition of any material mortgage, lien, charge, or encumbrance of any nature upon any of the properties of CTI and NewCo, pursuant to any mortgage, resolution, agreement, or instrument to which CTI and NewCo is a party;

(f)	All material authorizations, consents, approvals,
registrations, and/or
filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents contemplated by this
Agreement by CTI and NewCo have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

(g)	There is no action, suit, proceeding, inquiry, or
investigation at law
or in equity by any public board or body pending or threatened in writing against CTI and NewCo, wherein an unfavorable decision, ruling, or finding would have a material adverse effect on the financial condition or operation of CTI or NewCo, or the acquisition and reorganization contemplated herein, or any material agreement or instrument by which CTI or NewCo is bound or would in any way contest the existence of CTI or NewCo.

Section 8.03	Good Standing.  Solutions and the Shareholder
shall have
received a certificate of good standing from the Secretary of State of Nevada with respect to CTI and NewCo, dated as of a date within ten days prior to the date of this Agreement, certifying that CTI is in good standing as a corporation in the state of Nevada and NewCo is in good standing as a corporation in the state of Nevada.

Section 8.04	Jordan Payment.  CTI has paid the obligation
to Tom Jordan
and related entities.

Section 8.05	Dissenters.  Arrangements have been made to
deliver shares
or comply with any dissenters' rights exercised by the other shareholders of
Solutions.

Section 8.06	Other Items.  Solutions and the Shareholder
shall have
received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Solutions and the Shareholder may reasonably request.

                                ARTICLE IX
                               MISCELLANEOUS

Section 9.01	Brokers.  CTI and Solutions agree that there
were no finders
or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. Further,
CTI and Solutions each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, resulting from the actions of such party.
 The covenants set forth in this section 9.01 shall survive the Closing and the consummation of the transactions herein contemplated.

Section 9.02	Indemnification by the Shareholder.  The
Shareholder agrees
to indemnify and hold harmless CTI and NewCo each of their respective directors and officers, and each person, if any, who controls CTI or NewCo within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any breach of any representation, warranty, covenant, or agreement in this Agreement by the Shareholder or Solutions. The indemnity agreement contained in this section 9.02 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of CTI and shall survive the consummation of the transactions contemplated by this Agreement for a period of three (3) years after the Closing Date. The
Shareholder shall only be liable for any indemnity provided under this section
109.02 related to loss in excess of $25,000 (in the aggregate) and up to a maximum equal to the consideration received by the Shareholder under Article
VI hereof (in the aggregate).

Section 9.03	Indemnification by CTI.  CTI agrees to
indemnify and hold
harmless the Shareholder from and against any and all losses, claims, damages, expenses, liabilities, or actions and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any breach of any representation, warranty, covenant, or agreement in this Agreement by CTI or NewCo. The indemnity agreement contained in this section 109.03 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Shareholder and shall survive the consummation of the transactions contemplated by this Agreement for a period of three (3) years after the Closing Date. CTI shall only be liable for any indemnity provided under this section 9.03 related to loss in excess of $25,000 (in the aggregate) and up to a maximum equal to the consideration received by the Shareholder under Article VI in the aggregate.

Section 9.04	Tax Treatment.  No representation or warranty
is being made
or legal opinion given by any party to any other regarding the treatment of this transaction for federal or state income taxation.
Except for the
acquisition of the shares of California, all parties intend for the transaction to be treated as a "tax-free" reorganization under the provisions of the Code and agree to take all corporate action necessary, to file all tax returns and reports, and prepare financial statements consistent with the treatment of the transaction as a reorganization under sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. Although this transaction has been structured in an effort to qualify for treatment under sections 368(a)(1)(A) and
368(a)(2)(D) of the Code, there is no assurance that any part of this transaction in fact meets the requirements for such qualification. Each party has relied exclusively on its own legal, accounting, and other tax advisers regarding the treatment of this transaction for federal and state income taxes.

Section 9.05	Governing Law.  This Agreement shall be
governed by,
enforced, and construed under and in accordance with the laws of the United
States of America and, with respect to matters of state law, with the laws of the state of Nevada.

Section 9.06	Notices.  Any notices or other communications
required or
permitted hereunder shall be in writing and shall be deemed sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

If to CTI or NewCo, to:

CTI Technologies, Inc.
New Advanced Solutions of Nevada, Inc.
Attention:  Richard N. Beckstrand
986 West Atherton Drive
Salt Lake City, Utah 84123
Fax No. (801) 265-3224
Confirmation (801) 263-1840


With copies to:

Howard S. Landa, Esq.
Kruse, Landa & Maycock, L.L.C.
Eighth Floor, Bank One Tower
50 West Broadway
Salt Lake City, Utah 84101
Fax No. (801) 359-3954
Confirmation (801) 531-7090

If to Solutions:

4325 South Industrial Road, #340
Las Vegas, Nevada  89103
Fax No. (___) _______
Confirmation (___) _______

If to Shareholder:

4325 South Industrial Road, #340
Las Vegas, Nevada  89103
Fax No. (___) _______
Confirmation (___) _______

With copies to:

Lee A. Drizin
Raleigh, Hunt & McGarry
802 East Carson Avenue, Suite 1102
Las Vegas, Nevada  89101
Fax No. (702) 386-5990
Confirmation (804) 343-4373


or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.

Section 9.07	Attorneys' Fees.  In the event that any party
institutes any
action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 9.08	Costs.  Each of the parties shall bear its
respective costs
associated with this Agreement and the transactions contemplated hereby, including legal fees, accounting fees, and other costs and expenses.

Section 9.09	Schedules; Knowledge.  Whenever in any
section of this
Agreement reference is made to information set forth in the CTI Schedules or
Solutions Schedules such reference is to information specifically set forth in such schedules and clearly referenced to identify the section of this
Agreement to which the information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that such officer or director has made a reasonable investigation of such matters.

Section 9.10	Third-Party Beneficiaries.  This Agreement is
solely between
CTI and Solutions and the Shareholder, and no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 9.11	Entire Agreement.  This Agreement, together
with the other
agreements entered into between the parties contemporaneously with this
Agreement (this Agreement and such other documents collectively referred to as the "Transaction Documents"), represent the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into the
Transaction Documents. The Transaction Documents fully and completely express the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth in the Transaction Documents.

Section 9.12	Survival.  The representations, warranties,
and covenants of
the respective parties shall survive the Closing of the transactions contemplated hereby.

Section 9.13	Counterparts.  This Agreement may be executed
in multiple
counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 9.14	Amendment or Waiver.  Every right and remedy
provided herein
shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement shall only be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 9.15	Severability.  If and to the extent that any
court of
competent jurisdiction holds any provision, or any part thereof, of this
Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement which shall continue in full force and effect.

Section 9.16	Successors and Assigns.  This Agreement shall
insure to the
benefit of and be binding on the parties and their successors, assigns, heirs, executors, and administrators.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

CTI:

CTI TECHNOLOGIES, INC.


By
Duly Authorized Officer


NEWCO:

NEW ADVANCED SOLUTIONS OF NEVADA, INC.


By
Duly Authorized Officer



SOLUTIONS:

AUTOMATED SOLUTIONS, INC.


By
Duly Authorized Officer

	SHAREHOLDER:



	HOWARD B. JONES, III



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